EXHIBIT 10.1

EXECUTION VERSION

PLEDGE AND ESCROW AGREEMENT

by and among

RASER TECHNOLOGIES, INC.,

and

THE BANK OF NEW YORK,

as Escrow Agent,

and

THE BANK OF NEW YORK,

as Trustee

Dated as of March 26, 2008

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”), dated as of March 26, 2008, is by and among Raser Technologies, Inc., a Delaware corporation (the “Company”), and The Bank of New York, in its capacity as escrow agent (in such capacity, the “Escrow Agent”) and acknowledged by The Bank of New York, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS

The Company and the Trustee have entered into an Indenture, dated as of March 26, 2008 (the “Indenture”), pursuant to which the Company will issue up to $50,000,000 in aggregate principal amount of its 8.00% Convertible Senior Notes due 2013 (the “Notes”).

The Company desires to establish an escrow account with the Escrow Agent into which certain funds in the form of Government Securities (as defined herein) and/or cash will be, simultaneously with the original issuance of the Notes, deposited by the Company to be held and distributed in accordance with the terms and conditions set forth herein, and the Escrow Agent is willing to establish such an account and to accept such funds in accordance with the terms hereinafter set forth.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture. Further, unless otherwise defined in this Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Establishment of Escrow Account. The Escrow Agent shall establish on the date hereof and maintain in the Trustee’s name a “securities account” (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York as in effect from time to time (the “New York UCC”)) (the “Escrow Account”) to which there shall be immediately credited and held the Government Securities received by the Escrow Agent as directed by the Company and such additional funds and/or Government Securities received by the Escrow Agent from time to time after the date hereof, all in accordance with Section 2 hereof. The funds and Government Securities credited to the Escrow Account shall be applied and disbursed only as provided herein. The Escrow Agent, the Company and the Trustee agree that the Escrow Agent shall segregate the funds and Government Securities credited to the Escrow Account from its other funds held as an agent or in trust. The Escrow Agent shall treat all property held by it in the Escrow Account as “financial assets” (as defined in Section 8-102(a)(9) of the New York UCC) in accordance with Section 8-501 (or successor section) of the New York UCC. All property from time to time credited to the Escrow Account constituting “security entitlements” as defined in Section 8-102(a)(17) of the New York UCC shall be held by the Escrow Agent on behalf of the Trustee in the Escrow Account as “entitlement holder” and in no event shall the Company be or be deemed to be the “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the New York UCC) with respect thereto.

Section 2. Deposit to the Escrow Account; Investments.

(a) Concurrently with the execution and delivery of this Agreement, the Company shall deliver or cause to be delivered to the Escrow Agent for deposit in the Escrow Account Government Securities with an aggregate cost of US$7,894,798.24, as described in Exhibit A (the “Initial Escrow Funds”). Concurrently with the original issuance of any additional Notes under the Indenture on or after the date hereof in connection with the exercise of the Initial Purchaser’s option to purchase additional Notes pursuant to Section 2(b) of the Purchase Agreement, the Company shall deliver or cause to be delivered to the Escrow Agent for deposit in the Escrow Account additional cash funds or Government Securities in an amount proportionately up to approximately US$800,000 (the “Additional Escrow Funds” and, together with the Initial Escrow Funds, the “Escrow Funds”). The Escrow Funds to be deposited with the Escrow Agent shall be delivered or transferred by wire transfer immediately available funds of securities to the following account:

The Bank of New York
ABA No.:
Account No.:
Account Name:
Re:
Attention:

(b) Promptly following the deposit of Escrow Funds into the Escrow Account, the Escrow Agent shall acknowledge such deposit in writing. For purposes of this Agreement, “Government Securities” shall mean (i) noncallable direct obligations of, or noncallable obligations the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America; (ii) noncallable bonds, debentures or notes issued by Federal National Mortgage Association, Government National Mortgage Association, Federal Farm Credit Banks, Federal Land Banks, Federal Home Loan Banks, Farmers Home Administration, Federal Home Loan Mortgage Corporation or any of their successors or any other comparable federal agency hereafter created to the extent that said obligations are unconditionally guaranteed by the United States of America; and (iii) holdings in any mutual fund or similar investment vehicle that holds only securities of the type set forth in (i) or (ii) above. Promptly following the deposit of any cash funds into the Escrow Account, (A) the Escrow Agent shall invest such cash funds in the name of the Trustee in Government Securities as instructed by the Company, and (B) the Company shall provide written instructions to the Escrow Agent as to the specific Government Securities in which funds are to be invested and until such instructions are given by the Company, the Escrow Agent shall not invest such funds. All such amounts shall remain so invested until the close of business on the Business Day prior to any withdrawal by the Escrow Agent pursuant to Section 4 hereof.

Section 3. Security Interest.

(a) Pledge and Assignment. The Company hereby irrevocably pledges, assigns, grants, hypothecates and sets over to the Escrow Agent on behalf of the Trustee, for the equal and ratable benefit of the Holders of the Notes, a first priority continuing security interest in all of the Company’s right, title and interest in and to all of the following whether now owned or existing or hereafter acquired or created (collectively, the “Collateral”):

(i) all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Funds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Funds;

(ii) all investments of funds in the Escrow Account, which all shall constitute Government Securities, and all Government Securities from time to time held in the Escrow Account, whether held by or registered in the name of the Escrow Agent and all certificates and instruments, if any, from time to time representing or evidencing any such Government Securities;

(iii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments evidencing such Government Securities from time to time hereafter delivered to or otherwise possessed by the Escrow Agent, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;

(iv) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(v) all proceeds of the foregoing including, without limitation, all cash proceeds and all non-cash proceeds thereof.

The Company hereby appoints the Escrow Agent to act in such capacity hereunder on behalf of the Trustee and the Holders of the Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. Except as set forth in Section 9(b), for so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of setoff or banker’s lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the Holders of the Notes, may have with respect to any or all of the Collateral.

(b) Secured Obligations. This Agreement secures the due and punctual payment and performance of all obligations of the Company, whether now or hereafter existing, under the Notes, the Indenture and this Agreement, including, without limitation, interest and premium, if any, accrued on the Notes after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law (collectively, the “Secured Obligations”).

(c) Delivery of Collateral. All certificates or instruments, if any, representing or evidencing all or any portion of the Collateral shall be held by the Escrow Agent on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee, and all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee. All securities in uncertificated or book-entry form and all security entitlements, if any, in each case representing or evidencing the Collateral shall be registered in the name of the Trustee (or any of its nominees) as the registered owner thereof, by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Trustee shall have the right, at any time following the occurrence of an Event of Default, to transfer to or to register in the name of the Trustee or any of its nominees any or all other Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Escrow Account. The Escrow Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

(d) Maintaining the Escrow Account. So long as this Agreement is in full force and effect:

(i) subject to the other terms and conditions of this Agreement, all Collateral held by the Escrow Agent pursuant to this Agreement shall be held in the Escrow Account, which shall be subject to the exclusive dominion and control of the Trustee for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes;

(ii) the Escrow Account and all Collateral from time to time therein shall remain segregated from all other funds or other property otherwise held by the Trustee or the Escrow Agent, as applicable;

(iii) all amounts (including, without limitation, any Escrow Funds or interest on or other proceeds of the Escrow Funds or any Government Securities held in the Escrow Account) shall remain on deposit in the Escrow Account until withdrawn in accordance with this Agreement; and

(iv) the Escrow Agent shall take such steps as are necessary to its knowledge to ensure that the Trustee is the holder or entitlement holder (as the case may be) of all of the Collateral and that either the Trustee for the equal and ratable benefit of the Holders of the Notes or, to the extent required by applicable law, the Escrow Agent, for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes, is the holder or entitlement holder of all Government Securities and other uncertificated securities on the books of the applicable Federal Reserve Bank or other applicable securities intermediary.

(e) Further Assurances. Prior to, contemporaneously herewith, and at any time and from time to time hereafter, the Company shall, at the Company’s expense, execute and deliver to the Trustee or its designee such other instruments and documents, and take all further actions as are necessary or advisable or that the Trustee may deem reasonably necessary or advisable or that the Trustee may reasonably request in order to confirm or perfect the security interest of the

Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Company shall take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

(f) Transfers and Other Liens. The Company agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest under Section 3 of this Agreement.

(g) Limitation on Duty of Escrow Agent in Respect of Collateral; Indemnification. (i) Beyond the exercise of reasonable care in the custody thereof, the Escrow Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Escrow Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Escrow Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Escrow Agent in good faith.

(ii) The Escrow Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Section 4. Distributions from Escrow Account. Escrow Funds (or Government Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) on deposit in the Escrow Account (including, without limitation, any interest or investment income on or other proceeds of the Escrow Funds) shall be withdrawn by the Escrow Agent and transferred only to persons designated herein in accordance with this Section 4:

(a) Event of Default.

(i) For so long as an Event of Default has occurred and is continuing under the Indenture, no amounts shall be disbursed from the Escrow Account, except as provided in clause (ii) below.

(ii) If (A) any Event of Default has occurred and is continuing under Section 8.01 (Events of Default) of the Indenture, (B) any other Event of Default has occurred and is continuing that results in the acceleration of the payment of principal, interest, premium, if any, pursuant to the terms of the Indenture, or (C) any material breach or violation of any representation, warranty or agreement contained in this Agreement has occurred:

(I) The Trustee may, without notice to the Company except as required by applicable law and at any time or from time to time, direct the Escrow Agent to liquidate all Collateral and transfer all proceeds thereof to the Paying Agent to apply such funds in accordance with Section 8.02 (Acceleration) of the Indenture.

(II) The Trustee (and/or the Escrow Agent at its direction and on its behalf) may also, in addition to the other rights and remedies provided for herein, exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the New York UCC, and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee’s or the Escrow Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least twenty (20) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee and the Escrow Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee and/or the Escrow Agent on its behalf may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(III) Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Escrow Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Escrow Agent as collateral for, and then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Escrow Agent) in whole or in part by the Trustee for the equal and ratable benefit of the Holders of the Notes against all or any part of the Secured Obligations in such order as described in Section 8.10 (Priorities) of the Indenture.

(b) Scheduled Interest Payments. Pursuant to the Notes, the Company is obligated to make payments of interest on the Notes on each of October 1, 2008, April 1, 2009, October 1, 2009 and April 1, 2010 (each, a “Scheduled Interest Payment”). The Scheduled Interest Payments due on the Notes may be made, at the election of the Company, from (1) amounts held in the Escrow Account in accordance with the procedures set forth in subsection (i) below or (2) other sources of funds available to the Company, or from any combination of (1) and (2) above; provided, however, that nothing herein shall be construed as limiting the Company’s obligation to make all interest payments due on the Notes at the times and in the amounts required by the Notes, which obligation shall be absolute and unconditional.

(i) Payment of Interest. Unless the Company elects to cause all or a portion of a Scheduled Interest Payment to be made from a source of funds other than the Escrow Account (“Company Funds”) by delivering written notice of such election to the Escrow Agent not later than five (5) Business Days prior to the date of the applicable Scheduled Interest Payment (the “Election Deadline Date”), the Escrow Agent shall transfer from the Escrow Account to the Paying Agent funds (or Government Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) necessary to provide for payment in full (or, if the Company intends, as set forth in such written notice, to make a portion of such interest payment with funds or Government Securities in the Escrow Account and the remainder of such interest payment with Company Funds, such portion) of the next Scheduled Interest Payment on the Notes. Unless the Escrow Agent has received the foregoing written notice from the Company on or prior to the Election Deadline Date, the Escrow Agent shall, at or prior to 1:00 p.m., New York City time, on the day that is no later than one (1) Business Day prior to the date of the applicable Scheduled Interest Payment, transfer such funds (or such Government Securities, as applicable) to the Paying Agent as set forth in paragraph (e)(ii) hereof, and shall notify the Company in writing that it has made such transfer to the Paying Agent. If the Company does not intend to utilize the funds (or Government Securities) in the Escrow Account to make any such Scheduled Interest Payment in full, and has delivered a written notice to the Escrow Agent to such effect as described above, then the Company shall make the Scheduled Interest Payment (or such portion thereof) from Company Funds.

(ii) Release of Funds to the Company Due to Direct Payment of Interest by the Company. If the Company makes any Scheduled Interest Payment or a portion of any Scheduled Interest Payment from Company Funds, the Company may, after payment in full of such Scheduled Interest Payment and upon at least five (5) Business Days prior notice, direct the Escrow Agent, so long as no Event of Default has occurred and is continuing, to release to the Company (or at the direction of the Company, to release to a designated third party) an amount of funds or Government Securities from the Escrow Account, the sum of the cumulative interest payments on and aggregate principal amount of which is less than or equal to the amount of Company Funds so expended in making the Scheduled Interest Payment. Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company the requested amount.

(c) Investment Income. Subject to the provisions of Sections 3 and 4(a) above, all interest or investment income earned on amounts on deposit in the Escrow Account is the personal property of the Company and is subject to this Agreement. Any interest or investment income earned on amounts on deposit in the Escrow Account shall remain in the Escrow Account until withdrawn by the Escrow Agent and transferred to a person designated herein in accordance with this Section 4.

(d) Excess Escrow Funds. If, in the course of funding the Escrow Account pursuant to Section 2(a) hereof, the Company either elects or is required to deposit in the Escrow Account funds in an amount greater than that which is required to fund the payment of the Scheduled Interest Payments (in order to permit the Escrow Agent to purchase an amount of Government Securities equal to or greater than that which is required to fund the payment of the Scheduled Interest Payments or otherwise) (any such excess amounts being hereinafter referred to as “Excess Escrow Funds”), the Company may, upon at least five (5) Business Days prior written notice, direct the Escrow Agent, so long as no Event of Default has occurred and is continuing, to release to the Company (or at the direction of the Company, to release to a designated third party) an amount of funds or Government Securities from the Escrow Account, the sum of the cumulative interest payments on and aggregate principal amount of which is less than or equal to the amount of the Excess Escrow Funds. Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company the requested amount.

(e) Wire Transfer.

(i) All funds distributed from the Escrow Account to the Company shall be transferred by wire transfer of immediately available funds to the following account:

UBS Financial Services
ABA No.:
Account No.:
F/C:

(ii) All funds (or Government Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) distributed from the Escrow Account to the Paying Agent for payment on the Notes shall be transferred by an account-to-account transfer of immediately available funds to the following account:

The Bank of New York
ABA No.:
Account No.:
Attention:
Re:

(f) Written Instructions; Certificates. The Company shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to this Section 4.

Section 5. Termination of Security Interest. Upon payment in full of the Scheduled Interest Payments, the security interest evidenced by this Agreement in any Collateral remaining in the Escrow Account shall automatically terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, whether upon release of such Collateral to Holders of Notes as payment of interest on the Notes, to the Company pursuant to Sections 4(b)(ii) or 4(c) or otherwise, the security interest evidenced by this Agreement in such Collateral so released shall automatically terminate and be of no further force and effect. The Trustee and the Escrow Agent shall, upon request by the Company, execute and deliver to the Company such additional written instructions and certificates hereunder as may be reasonably required by the Company and acceptable to the Escrow Agent and the Trustee to give effect to this Section 5, including without limitation changing the name on the Escrow Account to that of the Company or its designee or transferring the property in the Escrow Account to another account at Escrow Agent in the name of the Company or its designee.

Section 6. Attorneys-in-Fact. The Company hereby irrevocably appoints each of the Trustee and the Escrow Agent as the Company’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee’s or the Escrow Agent’s discretion to take any action and to execute any instrument that is necessary or advisable or that the Trustee or the Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee and the Escrow Agent incurred in connection therewith shall be payable by the Company.

Section 7. Trustee or Escrow Agent May Perform. Without limiting the authority granted under Section 6 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Escrow Agent incurred in connection therewith shall be payable by the Company and shall be secured by the Collateral.

Section 8. Representations, Warranties and Agreements.

(a) The Company represents, warrants and agrees that:

(i) The execution, delivery and performance by the Company of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action of the Company, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company (except as would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement)), or of the certificate of incorporation or bylaws of the Company or result in the creation or imposition of any Lien on any assets of the Company other than the Lien contemplated hereby.

(ii) The Company has full corporate power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Collateral as provided by this Agreement.

(iii) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iv) Upon the execution and delivery of this Agreement by the parties hereto and the delivery to the Escrow Agent of the Collateral, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee, the Escrow Agent and the Holders of the Notes, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from each of them.

(v) No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by each of them or (ii) for the exercise by the Trustee or the Escrow Agent of the remedies in respect of the Collateral pursuant to this Agreement.

(vi) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(vii) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(viii) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(b) The Escrow Agent represents, warrants and agrees that:

(i) The Escrow Agent is a “bank” within the meaning of Section 9-102(a)(8) of the New York UCC.

(ii) The Escrow Agent is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York UCC.

(c) The Trustee represents, warrants and agrees that it is an “entitlement holder” within the meaning of Section 8-102(a)(7) of the New York UCC.

Section 9. Fees and Expenses of Escrow Agent.

(a) The Company agrees to pay the Escrow Agent its agreed-upon compensation for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all reasonable and documented expenses of or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of legal counsel to the Escrow Agent.

(b) The Escrow Agent shall have a lien upon any investment income on deposit in the Escrow Account solely for any costs, expenses and fees that may arise hereunder and may retain that portion of the investment income in the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid.

Section 10. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

(a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The

Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement between the Company and the Trustee. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the Escrow Agent and any of the other parties hereto under state or federal law.

(b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

(c) The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including but not limited to reasonable legal counsel fees, incurred without bad faith, gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

(d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the Company.

(e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

(f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and except for its own bad faith, gross negligence or willful misconduct it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

(g) The parties hereto agree that if the Escrow Agent is notified by the Trustee, the Company or the Holders of the Notes of any dispute with respect to the payment, ownership or right of possession of the Escrow Account, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all or any part of the Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America, and a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to the Escrow Agent setting forth the resolution of the dispute. The Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings.

(h) The agreements set forth in this Section 10 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

(i) No provision of this Indenture shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(j) In no event shall the Escrow Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11. Resignation or Removal of Escrow Agent.

(a) The Escrow Agent shall have the right to resign upon 30 days’ prior written notice to the Company and the Trustee. The Company shall have the right to remove the Escrow Agent upon 30 days’ prior written notice to the Escrow Agent and the Trustee. In the event of such resignation or removal, the Company shall appoint a successor escrow agent hereunder by delivering to the Escrow Agent a written notice of such appointment. Upon receipt of such notice, the Escrow Agent shall upon payment of its charges hereunder deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Agreement; provided, however, that the Escrow Agent shall not be deprived of its compensation earned prior to such time.

(b) If no successor escrow agent shall have been designated by the date specified in the Escrow Agent’s notice, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate. The Escrow Agent’s sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties hereto or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

Section 12. Miscellaneous.

(a) Waiver. No waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the non-breaching parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Severability. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Binding Effect. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee.

(d) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York including, without limitation the New York UCC, without giving effect to the conflicts of law principles of such State except Section 5-1401 of the New York General Obligations Law.

(e) Entire Agreement. This Agreement, the Purchase Agreement, the Notes and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee and the Escrow Agent subject to all terms and conditions of its acceptance of the trust under the Indenture (including without limitation Section 9.07 thereof), as fully as if all of the said terms and conditions were set forth at length herein.

(f) Amendments. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Escrow Agent may execute an amendment to this Agreement only if the requisite consent of each of the Holders of the Notes required by Article 11 (Amendments; Supplements and Waivers) of the Indenture has been obtained, unless no such consent is required by such Section 11.01 (Without Consent of Holders) of the Indenture.

(g) Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile or telephonically with machine confirmation of full delivery not more than 24 hours following such facsimile or telephonic notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof. Notices should be addressed as follows:

To the Company:

Raser Technologies, Inc.

5152 North Edgewood Drive

Suite 375

Provo, Utah 84604

Attention: General Counsel

Facsimile number: (801) 374-3314

Telephone number: (801) 765-1200

With a copy (which shall not constitute notice) to:

Stoel Rives LLP

201 South Main Street

Suite 1100

Salt Lake City, Utah 84111

Attention: Reed W. Topham

Facsimile number: (801) 578-6999

Telephone number: (801) 328-3131

To the Trustee or the Escrow Agent:

The Bank of New York

101 Barclay Street, Fl. 8W

New York, NY 10286

Attention: Mary K. LaGumina

Facsimile number: (212) 815-5707

Telephone number: (212) 815-4812

or at such other address, facsimile number or phone number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) Interpretation. The headings of the sections contained in this Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

(j) Waiver of Jury Trial. EACH OF THE COMPANY AND THE ESCROW AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

(k) Force Majeure. In no event shall the Escrow Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Escrow Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

RASER TECHNOLOGIES, INC.

By:	/s/ MARTIN F. PETERSEN
Name:	Martin F. Petersen
Title:	Chief Financial Officer

THE BANK OF NEW YORK, as Escrow Agent

By:	/s/ MARY LAGUMINA
Name:	Mary LaGumina
Title:	Vice President

Acknowledged By:

THE BANK OF NEW YORK, as Trustee

By:	/s/ MARY LAGUMINA
Name:	Mary LaGumina
Title:	Vice President

EXHIBIT A

DESCRIPTION OF GOVERNMENT SECURITIES INCLUDED IN INITIAL ESCROW FUNDS

CUSIP	Maturity	Principal Amount	Cost	Coupon Date	Coupon Amount
912820NQ6	09/30/08	$2,056,000.00	$2,042,718.24	10/01/08	$2,055,555.56
912820PH4	03/31/09	$2,000,000.00	$1,967,720.00	04/01/09	$2,000,000.00
912820QA8	09/30/09	$2,000,000.00	$1,951,280.00	10/01/09	$2,000,000.00
912820LL9	03/15/10	$2,000,000.00	$1,933,080.00	04/01/10	$2,000,000.00

Total		$8,056,000.00	$7,894,798.24		$8,055,555.56

A-1